EXHIBIT 2.4

                                FONEFRIEND, INC.

                      RESTATED CERTIFICATE OF INCORPORATION

                                      NAME

         FIRST:  The name of the Corporation shall be FONEFRIEND, INC.

                                REGISTERED AGENT

         SECOND: The name of its registered agent in Delaware is The Company Corporation whose address is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808..

                                    PURPOSES

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                 CAPITALIZATION

         FOURTH:

         A. AUTHORIZED STOCK. The total number of shares of stock the Corporation shall have authority to issue is (i) 200,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and 50,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

         B. COMMON STOCK. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of the Common Stock of this Corporation.

                  1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                  2. VOTING. Except as otherwise provided by law, in this Certificate or by the resolution or by resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held. There shall be no cumulative voting.

                  3. DIVIDENDS. Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

                  4. LIQUIDATION. Except as otherwise provided herein or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

         C. PREFERRED STOCK. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of the Preferred Stock of this Corporation. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board of Directors. Each series of Preferred
Stock:

                  1. may have such number of shares;

                  2. may have such voting powers, full or limited, or may be without voting powers;

                  3. may be subject to redemption at such time or times and at such prices;

                  4. may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                  5. may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

                  6. may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                  7. may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                  8. may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                  9. may have such other relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof;

all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares constituting such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

         D. PREEMPTIVE RIGHTS. No stockholder of this Corporation shall, by reason of his holding shares in the Corporation, possess a preemptive or preferential right to purchase or subscribe to additional, unissued or treasury shares, or rights to purchase shares, of any class or series of the Corporation, now or hereafter to be authorized.

                                    INDEMNITY

         FIFTH: The Corporation shall, to the fullest extent authorized by the General Corporation Law, indemnify fully, or if not possible, partially, each of its directors and persons who serve at its request as directors at another organization, including partnerships, joint ventures, trusts, employee benefit plans, in which it owns shares or of which it is a creditor (hereinafter collectively "Director"), against expenses, including fees and expenses of counsel and experts selected by any such Director (hereinafter "Expenses"), and any liabilities, including amounts of judgments, ERISA excise taxes, fines, penalties and amounts paid or to be paid in settlement (hereinafter "Liabilities") imposed upon or reasonably incurred by such Director or on his behalf in connection with any threatened, pending or completed claim, action, suit or other proceeding, whether civil, criminal, administrative or investigative, whether derivative or a third-party action, whether formal or informal, including audits, the activities of, or service upon special committees of the board and other forms of alternate dispute resolution, such as arbitration proceedings (hereinafter collectively "Proceedings"), in which such Director may be involved or with which he may be threatened as a party, whether as plaintiff or defendant, or otherwise, including, but not limited to, subpoenaed testimony in investigative proceedings, while in office or thereafter, by reason of the fact that he is, or was, or has agreed to become, such Director or his acts or omissions as such Director, unless-with exception of court-ordered indemnification-such Director shall be unsuccessful in defending such Proceeding and finally adjudged in any legal proceeding not to have acted in good faith and in the reasonable belief that his action was in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall not cover Liabilities towards the corporation resulting either from claims by the corporation or derivative suits; PROVIDED, HOWEVER, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

         Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

                             MEETINGS AND ELECTIONS

         SIXTH: Meetings of the stockholders may be held within or without the State of Delaware as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

                                     BYLAWS

         SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

                             COMPROMISE OR AGREEMENT

         EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                   EXCULPATION

         NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's Duty of Loyalty (as herein defined) to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, Duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

                         RESERVATION OF AMENDMENT POWER

         TENTH: Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                               BOARD OF DIRECTORS

         ELEVENTH: The authorized number of Directors of the Corporation shall be not less than three (3), nor more than nine (9). The Board shall determine from time-to-time the exact number of Directors to serve on the board, consistent with this Section 1. The number of Directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director), from time-to-time by the amendment of these Articles.

                                   MANAGEMENT

         TWELFTH: Except as otherwise required by law, by the Certificate of Incorporation or by the Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the Corporation. The Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the Corporation may examine books and records of the Corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the Corporation.

                                     CONSENT

         THIRTEENTH: The authorization of stockholders to act by consent as set forth in Section 203 of the General Corporation Law is expressly negated.

                                   SECTION 203

         FOURTEENTH: The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law as from time to time in effect or any successor provision thereto.